UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022 (August 30, 2022)

KING RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56396	13-3784149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 1813, 18/F, Fo Tan Industrial Centre

26-28 Au Pui Wan Street

Fo Tan, Hong Kong

(Address of principal executive offices) (Zip Code)

+852-35858905

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	KRFG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 30, 2022, the following individuals were appointed to serve as directors of the Corporation until their successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as a director or officer of the Corporation:

Name	Age	Office(s)
Wong Kan Tat Frederick	58	Independent Director
Lo Mei Fan Pauline	51	Independent Director

Mr. WONG Kan Tat Frederick, age 58, was appointed to serve as our Independent Director on August 30, 2022. Mr. Wong has over 20 years of experiences in wealth management and asset management, he is a licensed holder of securities dealings and asset management under Securities and Futures Commission of Hong Kong. Mr. Wong is currently the managing partner of Allotrope Capital, a Hong Kong company which links up startup companies and investors. Prior to 2021, Mr. Wong has served as the managing director for CASH Financial Services Group for seven years, a company listed in the Hong Kong Stock Exchange Limited. Mr. Wong has also served as the Executive Director of China Reserve Securities Limited, and held senior position in several financial institutions. Mr. Wong has been actively involved and supportive in the Hong Kong tech-based startups community. He serves as the core committee member of Technology Incubation Network, an association composites by members under the incubation programs managed by Hong Kong Science and Technology Parks.

Mr. Wong received his PHD in Management in 2005 from Empresarial University, Costa Rica and his Master of Business Administration from Newport University, USA in 1994. Mr. Wong brings to the Board his strong network of technology companies and his expertise in the capital markets and capital management.

Ms. Lo Mei Fan Pauline, age 51, was appointed to serve as our Independent Director on August 30, 2022. For more than 25 years, Ms. Lo has been serving as the duty manager of Cathay Pacific Airways, one of the world’s top airline and air freight giant. She is well-versed in effective task delegation and workflow coordination. She also has comprehensive experience in customer relationship management and user experience improvement. Currently, Ms. Lo also served as the consultant for a mobile app solutions provider. Ms. Lo brings to the Board with her sophisticated experience in operation management and consumer services, and advices the Company regarding the development of its IoT smart home mobile app.

None of foregoing persons has a direct family relationship with any of the Corporation’s directors or executive officers, or any person nominated or chosen by the Corporation to become a director or executive officer.

None of foregoing officers and directors will receive compensation in connection with their service on our Board of Directors or as an executive officer.

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Item 8.01 – Other Events.

On August 30, 2022, the Board of Directors of King Resources, Inc. (the “Issuer”) adopted an Insider Trading Compliance Program, established an audit committee, a compensation committee and a nomination and governance committee, and adopted charters to govern the governance of such audit, compensation, nomination and governance committees. Our audit and compensation committees consist of Mr. Wong Kan Tat Frederick and Ms. Lo Mei Fan Pauline, our independent directors, and Mr. Lau Ping Kee, our Chief Financial Officer and Director. Mr. Lau is the chair of our audit committee and compensation committee. Our nomination and governance committee consists of Mr. Wong Kan Tat Frederick, Ms. Lo Mei Fan Pauline, and Mr. Fu Wah, our Chief Executive Officer, Secretary and Director. Mr. Fu is the chair of our nomination and governance committee.

The foregoing descriptions of the Insider Trading Compliance Program, Audit Committee Charter, Compensation Committee Charter, and Nomination and Governance Committee Charter are not complete and are qualified in their entirety by reference to the form of the Insider Trading Compliance Program, the Audit Committee Charter, the Compensation Committee Charter, and the Nomination and Governance Committee Charter, which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Insider Trading Compliance Program
10.2	Audit Committee Charter
10.3	Compensation Committee Charter
10.4	Nomination and Governance Committee Charter
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

King Resources, Inc.
Date: September 1, 2022
By: /s/ Fu Wah
Chief Executive Officer, Secretary and Director

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